JPMorgan China Region Fund, Inc. Top 10 holdings (as at 30/11/16) Holding Fund % BenchmarkA weight Tencent Holdings 7.1 8.0 Taiwan Semiconductor Manufacturing 6.8 7.7 Alibaba Group Holding 4.5 5.1 China Construction Bank* 4.5 5.1 Ping An Insurance* 3.6 4.0 China Merchants Bank* 3.5 4.0 AIA Group 3.4 3.9 CNOOC 2.3 2.6 Hong Kong Exchanges & Clearings 2.1 2.3 Cheung Kong Property Holdings 1.9 2.2 Sub-Total 39.7 44.9 * Denotes China A-share holding Rolling 12 month performance (as at 30/11/16) Cumulative performance (as at 30/11/16) Share price Net asset value BenchmarkA 11/96 11/98 11/00 11/04 11/06 11/08 11/10 11/12 11/14 11/16 0 50 100 150 200 250 300 350 400 11/02 Performance data (as at 30/11/16) % 1 mth 3 mths 2016 YTD 1 year 3 year 5 year 10 years Share price 0.0 -3.3 7.4 11.7 13.0 55.8 82.7 Net asset value -1.6 -2.5 3.8 3.6 11.1 55.6 60.3 BenchmarkA -0.4 0.9 6.0 6.0 14.5 51.3 68.5% 2016/2015 2015/2014 2014/2013 2013/2012 2012/2011 Share price 11.7 -2.1 3.3 22.1 12.9 Net asset value 3.6 1.0 6.2 18.5 18.2 BenchmarkA 6.0 -1.5 9.6 13.2 16.8 Past performance is no guarantee of future results. Investment returns and principal value will fluctuate and shares, when sold, may be worth more or less than original cost. Current performance may be lower or higher than the performance data quoted. All return data includes investment management fees, administrative and custodial charges, bank loan expenses and assumes the reinvestment of all distributions. Returns for periods less than one year are not annualized. 0 20 40 60 80 100 Fund Bmark Fund Bmark Fund Bmark Large Cap 62 Stocks Mid Cap 10 Stocks Small Cap 0 Stocks 94.2 97.2 5.8 2.8 0.0 0.0 Market capitalization breakdown (as at 30/11/16) (Large Cap > USD 2bn, Mid Cap USD 500m - USD 2bn, Small Cap less than USD 500m) Total number of stocks in the Fund’s portfolio: 72 A On 01/03/01 the benchmark of the Fund was changed from 25% TWII, 20% BNPPCI, 50% MSCI HK, 5% HSBC to MSCI Golden Dragon Index (Total). On 13/04/12 the benchmark was changed to 80% MSCI Golden Dragon Index, 20% CSI 300 Index. On 01/10/13 the Fund’s benchmark was changed to a net, rather than gross, basis. Formerly JF China Region Fund, Inc., the Fund name was changed on 06/12/13. B Actual leverage represents the excess amount above shareholders’ funds of total assets less cash/cash equivalents, expressed as a percentage of shareholders’ funds. If the amount calculated is negative, this represents a net cash position. BenchmarkA 80 % MSCI Golden Dragon Index (Net) 20 % CSI 300 Index (Net) Investment objective Long term capital appreciation through investments primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan and Macau. Fund statistics Fund manager Emerson Yip Listed New York Stock Exchange Net Assets (as at 30/11/16) USD 117.50m Launch date 16th July 1992 Dividends (Ex-dividend date) USD 0.3446 (7 December 2016) Actual Leverage B 5.9% Sector (as at 30/11/16) Financials Information Technology Consumer Discretionary Industrials Health Care Consumer Staples Utilities Energy Telecommunication Services Materials Liquidity Total Fund % 100.0% 6.1% 1.1% 1.8% 2.3% 2.7% 2.9% 3.1% 8.5% 12.8% 27.5% 31.2% 6.1% -2.5% -2.9% -1.1% -1.4% -0.1% 1.0% 0.1% 4.0% 0.7% -3.9% Active %

Fund information

Share price	USD 16.46
NAV per share	USD 18.22
	Discount (-) / Premium
Current	-9.7%
Shares in issue	6,447,637

Fund code

Bloomberg	JFC US
ISIN	US46614T1079
Sedol	2471392

Portfolio

(as at 30/11/16)

Fund %		Active %
19.8%	China - 'A' Shares	-0.2%
17.4%	Hong Kong	1.0%
14.9%	Taiwan	-4.7%
12.1%	China - Hong Kong 'P Chip'	3.1%
11.5%	China - Hong Kong 'H'	-5.7%
11.1%	China - Hong Kong 'Red Chip'	2.9%
7.1%	China - Others	-2.4%
0.0%	China - 'B' Shares	-0.1%
6.1%	Net Liquidity	6.1%
100.0%	Total	

Portfolio review

(as at 30/11/16)

All 3 offshore Greater China equity markets fell. The results of the U.S. election raised expectations for fiscal stimulus, leading to rises in commodity prices, bond yields and the Dollar. Financial and commodity equities outperformed, while growth and rate sensitive equities fell. In China, the Shenzhen-Hong Kong Connect start date was set for December. A correction in bonds and continued policy tightening in property led to a rise in onshore equities, bucking regional trends. The RMB continued to drop against the dollar, precipitating more quasi capital controls as well as a reduction in PBOC liquidity provision. In Hong Kong, the government also announced property market tightening measures. In Taiwan, sector performance mirrored global trends, with the heavyweight technology sector falling and financials and commodities rising.

Market outlook

(as at 30/11/16)

Reflation trends should persist given the high probability of U.S. fiscal stimulus (particularly on taxes) and the December 1st production cut announced by OPEC. That said, a slow-down in China due to fading stimulus effects and monetary tightening due to both reform efforts and currency pressures remains a risk for the year-long commodity rally. Reflecting the new interest rate and policy regimes, we have increased positions in insurers in both Taiwan and China, while reducing our holdings of property stocks in Hong Kong and China.

Further information

Investment Adviser: JF International Management Inc.
Website: www.jpmchinaregionfund.com
Administration: Lucy Dina +44 (0)20 7742 3735

Full portfolio holdings

(as at 30/11/16)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Financials	**41,356,683**	**31.2**
CHINA CONSTRUCTION BANK CORP COMMON STOCK HKD 1	5,946,548	4.5
PING AN INSURANCE GROUP CO OF CHINA LTD COMMON	4,753,717	3.6
CHINA MERCHANTS BANK CO LTD COMMON STOCK HKD 1	4,672,357	3.5
AIA GROUP LTD COMMON STOCK HKD 0	4,555,289	3.4
HONG KONG EXCHANGES & CLEARING LTD COMMON STOCK	2,742,645	2.1
CHEUNG KONG PROPERTY HOLDINGS LTD COMMON STOCK HKD	2,536,395	1.9
BOC HONG KONG HOLDINGS LTD COMMON STOCK HKD 0	2,236,009	1.7
POLY REAL ESTATE GROUP CO LTD COMMON STOCK CNY 1	1,956,274	1.5
E.SUN FINANCIAL HOLDING CO LTD COMMON STOCK TWD 10	1,835,789	1.4
CHINA TAIPING INSURANCE HOLDINGS CO LTD COMMON	1,412,740	1.1
CHINA LIFE INSURANCE CO LTD/TAIWAN COMMON STOCK	1,332,350	1.0
SUN HUNG KAI PROPERTIES LTD COMMON STOCK HKD 0	1,295,494	1.0
WHARF HOLDINGS LTD/THE COMMON STOCK HKD 0	1,252,820	0.9
DAH SING BANKING GROUP LTD COMMON STOCK HKD 0	1,208,207	0.9
CHINA RESOURCES LAND LTD COMMON STOCK HKD 0.1	976,430	0.7
HUATAI SECURITIES CO LTD COMMON STOCK CNY 1	941,975	0.7
INDUSTRIAL BANK CO LTD COMMON STOCK CNY 1	895,183	0.7
POSTAL SAVINGS BANK OF CHINA CO LTD COMMON STOCK	806,459	0.6
Information Technology	**36,447,402**	**27.5**
TENCENT HOLDINGS LTD COMMON STOCK HKD 0.00002	9,422,163	7.1
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD COMMON	9,048,989	6.8
ALIBABA GROUP HOLDING LTD ADR USD 0.000025	5,951,466	4.5
LARGAN PRECISION CO LTD COMMON STOCK TWD 10	2,431,211	1.8
AAC TECHNOLOGIES HOLDINGS INC COMMON STOCK HKD	1,936,801	1.5
HANGZHOU HIKVISION DIGITAL TECHNOLOGY CO LTD	1,554,995	1.2
WANGSU SCIENCE & TECHNOLOGY CO LTD COMMON STOCK	1,485,568	1.1
ADVANCED SEMICONDUCTOR ENGINEERING INC COMMON	1,293,578	1.0
SILICON MOTION TECHNOLOGY CORP ADR USD 0.01	1,067,198	0.8
GOERTEK INC COMMON STOCK CNY 1	965,179	0.7
WISTRON NEWEB CORP COMMON STOCK TWD 10	725,394	0.6
HIMAX TECHNOLOGIES INC ADR USD 0.6	564,859	0.4
Consumer Discretionary	**16,934,091**	**12.8**
WYNN MACAU LTD COMMON STOCK HKD 0.001	2,119,412	1.6
JD.COM INC ADR USD 0.00002	1,569,208	1.2
NEXTEER AUTOMOTIVE GROUP LTD COMMON STOCK HKD 0.1	1,513,796	1.1
CHINA CYTS TOURS HOLDING CO LTD COMMON STOCK CNY 1	1,141,018	0.9
HANGZHOU ROBAM APPLIANCES CO LTD COMMON STOCK CNY	1,122,914	0.8
REGINA MIRACLE INTERNATIONAL HOLDINGS LTD COMMON	990,577	0.8
TECHTRONIC INDUSTRIES CO LTD COMMON STOCK HKD 0	984,739	0.7
CTRIP.COM INTERNATIONAL LTD ADR USD 0.01	981,491	0.7
CHONGQING CHANGAN AUTOMOBILE CO LTD COMMON STOCK	941,808	0.7
BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LTD COMMON	882,073	0.7
IMAX CHINA HOLDING INC COMMON STOCK HKD 0.0001	859,295	0.7
ZHEJIANG HUACE FILM & TV CO LTD COMMON STOCK CNY 1	819,253	0.6
CHINA HARMONY NEW ENERGY AUTO HOLDING LTD COMMON	735,983	0.6
CHOW SANG SANG HOLDINGS INTERNATIONAL LTD COMMON	685,123	0.5
ALPHA GROUP COMMON STOCK CNY 1	641,228	0.5
PACIFIC TEXTILES HOLDINGS LTD COMMON STOCK HKD	485,465	0.4
CAFE DE CORAL HOLDINGS LTD COMMON STOCK HKD 0.1	294,953	0.2
SAMSONITE INTERNATIONAL SA COMMON STOCK HKD 0.01	165,755	0.1

Full portfolio holdings (cont'd)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Industrials	**11,214,131**	**8.5**
CK HUTCHISON HOLDINGS LTD COMMON STOCK HKD 1	1,998,066	1.5
HAN'S LASER TECHNOLOGY INDUSTRY GROUP CO LTD	1,337,947	1.0
CHINA EVERBRIGHT INTERNATIONAL LTD COMMON STOCK	1,300,355	1.0
BEIJING ORIGINWATER TECHNOLOGY CO LTD COMMON STOCK	1,131,589	0.9
CHINA CONCH VENTURE HOLDINGS LTD COMMON STOCK HKD	970,663	0.7
SPRING AIRLINES CO LTD COMMON STOCK CNY 1	907,737	0.7
BOC AVIATION LTD COMMON STOCK HKD	851,998	0.6
SHUN TAK HOLDINGS LTD COMMON STOCK HKD 0	831,839	0.6
LUXSHARE PRECISION INDUSTRY CO LTD COMMON STOCK	771,776	0.6
AVIC AVIATION ENGINE CORP PLC COMMON STOCK CNY 1	608,512	0.5
GUOXUAN HIGH-TECH CO LTD COMMON STOCK CNY 1	503,650	0.4
Liquidity	**8,129,649**	**6.1**
Net Liquidity	8,129,649	6.1
Health Care	**4,030,324**	**3.1**
PHOENIX HEALTHCARE GROUP CO LTD COMMON STOCK HKD	1,549,689	1.2
SINO BIOPHARMACEUTICAL LTD COMMON STOCK HKD 0.025	1,353,920	1.0
JIANGSU HENGRUI MEDICINE CO LTD COMMON STOCK CNY 1	1,126,715	0.9
Consumer Staples	**3,759,030**	**2.9**
PRESIDENT CHAIN STORE CORP COMMON STOCK TWD 10	1,427,697	1.1
KWEICHOW MOUTAI CO LTD COMMON STOCK CNY 1.0	1,370,464	1.1
WH GROUP LTD COMMON STOCK HKD 0.0001	960,868	0.7
Utilities	**3,621,673**	**2.7**
CHINA RESOURCES GAS GROUP LTD COMMON STOCK HKD 0.1	1,761,361	1.3
CGN POWER CO LTD COMMON STOCK HKD 1	1,193,462	0.9
BEIJING ENTERPRISES WATER GROUP LTD COMMON STOCK	666,850	0.5
Energy	**3,101,760**	**2.3**
CNOOC LTD COMMON STOCK HKD 0	3,101,760	2.3
Telecommunication Services	**2,409,592**	**1.8**
CHINA TELECOM CORP LTD COMMON STOCK HKD 1	2,409,592	1.8
Materials	**1,495,045**	**1.1**
KANGDE XIN COMPOSITE MATERIAL GROUP CO LTD COMMON	1,219,369	0.9
ALUMINUM CORP OF CHINA LTD COMMON STOCK HKD 1	275,676	0.2
Grand Total	**132,499,380**	**100.0**

Source: J.P. Morgan, Reuters, Bloomberg
Benchmark Source: MSCI. The MSCI data is comprised of a custom index calculated by MSCI for, and as requested by, JPMAM (UK). The MSCI data is for internal use only and may not be redistributed or used in connection with creating or offering any securities, financial products or indices. Neither MSCI nor any other third party involved in or related to compiling, computing or creating the MSCI data (the "MSCI Parties") makes any express or implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and the MSCI Parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to such data. Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.
All equity indices stated as 'Net' are calculated net of tax as per the standard published approach by the index vendor unless stated otherwise.
This material should not be relied on as including sufficient information to support an investment decision. US recipients of this information that wish to receive further information or effect transactions in the Fund's shares should contact JPM New York and not other brokers who may be listed in this report.
This document contains information concerning the performance of JF Investment Companies. It does not constitute or contain, and may not be used for the purposes of or in connection with, any offer or invitation or solicitation by or on behalf of any of the investment companies described herein to subscribe for or to purchase securities by anyone in any jurisdiction in which such offer, invitation or solicitation is not authorised, or to any person to whom it is unlawful to make such offer, invitation or solicitation. There is no assurance that the Fund will achieve its investment objective. You should remember that past performance is not a guide to the future. The price of investments and the income from them may fall as well as rise and you may not get back the full amount invested. All performance assumes reinvestment of all dividends and capital gain distributions. Total return based on share price reflects changes in market value. Total return based on net asset value reflects changes in the Fund's net asset value during each period. Shares of the Fund may trade above or below its net asset value. Current performance may be lower or higher than the performance data quoted. When a subscription involves a foreign exchange transaction, it may be subject to the fluctuations of currency values. Exchange rates may also cause the value of underlying overseas investments to go up or down. Investments in emerging markets may involve a higher element of risk due political and economic instability and underdeveloped markets and systems. Investments in smaller companies may involve a higher degree of risk as markets are usually more sensitive to price movements. Concentrating investments in the greater China region subjects the Fund to more volatility and greater risk of loss than geographically diverse funds. The views expressed herein are not to be taken as advice or a recommendation to buy or sell any investment.